k

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2026

DESTINATION XL GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-34219	04-2623104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Turnpike Street
Canton, Massachusetts		02021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 781 828-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DXLG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Chief Executive Officer

On July 29, 2026, the Board of Directors (the “Board”) of Destination XL Group, Inc. (the “Company”) appointed Lionel F. Conacher, the Company’s Chairman of the Board, as Interim Chief Executive Officer (“Interim CEO”) effective August 12, 2026. As previously disclosed in the Company's Current Report on Form 8-K filed on May 11, 2026 under Item 5.02, the Company notified Harvey S. Kanter, the Company’s current President and Chief Executive Officer, that it did not intend to renew his employment agreement. This notification was provided in accordance with Mr. Kanter’s expressed desire to retire, and as required by his employment agreement. Accordingly, Mr. Kanter’s employment with the Company will terminate on August 11, 2026.

Mr. Conacher, 64, has been a director of the Company since June 2018 and Chairman of the Board since August 2020. In March 2026, Mr. Conacher joined the board of directors of Metatek-Group Ltd., a publicly traded company, and serves as the chair of their governance and nomination committee. From September 2021 until October 2025, Mr. Conacher served as a member of the board of directors for SRx Health Solutions, Inc. (formerly Better Choice Company Inc.), a publicly traded company, and served as a member of their audit and compensation committees. From September 2022 until May 2023, he served as their interim chief executive officer. Mr. Conacher was a managing partner of Next Ventures, GP from August 2018 until February 2021. From January 2011 to June 2018, Mr. Conacher was a senior advisor for Altamont Capital Partners LLC (“ACP”), a private equity firm. Prior to joining ACP, from April 2008 until July 2010, Mr. Conacher was the president and chief operating officer of Thomas Weisel Partners, an investment bank. Additionally, Mr. Conacher served as the chairman of Wunderlich Securities, an investee company of ACP, from December 2013 until July 2017. Mr. Conacher previously served as a member of the board of directors for AmpHP Inc., a venture-backed human performance company. He also formerly served as a member of the board of directors of Mervin Manufacturing, a leading designer and manufacturer of snowboards and other board sports equipment, and PowerDot, Inc., a consumer electronics company that markets a muscle recovery and performance tool.

There is no arrangement or understanding between Mr. Conacher and any other person pursuant to which he was selected as an officer of the Company; there are no family relationships between Mr. Conacher and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company; and there are no transactions involving Mr. Conacher that would require disclosure under Item 404(a) of Regulation S-K.

On August 6, 2026, the Company issued a press release announcing the appointment of Mr. Conacher as Interim CEO, a copy of which is attached as Exhibit 99.1 hereto.

Offer Letter

On August 5, 2026, CMRG Apparel, LLC, a subsidiary of the Company, and Mr. Conacher entered into an Offer of Employment Letter (the “Offer Letter”) pursuant to which Mr. Conacher will serve as Interim CEO and Principal Executive Officer of the Company. Mr. Conacher will receive a base salary of $80,000.00 per month, prorated for any partial month of employment. In addition, Mr. Conacher will receive monthly equity compensation in the amount of $15,000.00, commencing on August 12, 2026 and on each monthly anniversary date thereafter (each such date, a “Grant Date”), paid in the form of fully vested shares of the Company’s common stock issued pursuant to the Company’s Second Amended and Restated 2016 Incentive Company Plan, as amended. The number of shares granted for a given month will be calculated by dividing $15,000.00 by the closing price of the shares on the business day immediately prior to the applicable Grant Date, rounded down to the nearest whole share.

Mr. Conacher’s employment is on an at-will basis. While serving as Interim CEO, Mr. Conacher will not be eligible to earn additional director fees and has waived participation in any other incentive compensation or equity plans. Mr. Conacher is not entitled to any severance or post-termination payments or benefits, including in connection with a change in control of the Company.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, included as Exhibit 10.1 to this filing and incorporated herein by reference.

Appointment of Lead Independent Director and Changes to Audit Committee and Compensation Committee Membership

Mr. Conacher will continue to serve as Chairman of the Board. However, effective August 12, 2026, he will no longer serve as a member of the Compensation Committee or as a member of the Audit Committee, where he also served as Chairperson. Accordingly, on July 29, 2026, the following appointments were approved by the Board, effective August 12, 2026: (i) Carmen R. Bauza was appointed to serve as Lead Independent Director. Ms. Bauza will receive an annual payment of $25,000, payable quarterly, in connection with this position; (ii) Willem Mesdag, a current member of the Audit Committee, was appointed to replace Mr. Conacher as Chairperson of the Audit Committee; (iii) Jack Boyle was appointed a member of the Audit Committee, replacing Mr. Conacher; and (iv) Elaine K. Rubin was appointed a member of the Compensation Committee, replacing Mr. Conacher.

Director Resignation

On August 5, 2026, Mr. Kanter notified the Board of Directors of the Company of his intention to resign as a director of the Company, effective as of August 11, 2026. Mr. Kanter’s resignation from the Board of Directors is in connection with his previously announced retirement and not as a result of any dispute or disagreement with the Company or the Company’s Board of Directors on any matter relating to the operations, policies or practices of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Offer of Employment Letter between CMRG Apparel, LLC, a subsidiary of the Company, and Lionel F. Conacher, dated August 5, 2026.
99.1	Press release, dated August 6, 2026.
104	Cover Page Interactive Data File – The cover page interactive data file does not appear in the interactive data file because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Destination XL Group, Inc.

Date:	August 6, 2026	By:	/s/ Robert S. Molloy
Robert S. Molloy General Counsel and Secretary